UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 1, 2017

(Date of earliest event reported)

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address: P.O. Box 1647 Nederland, Texas 77627	Physical Address: 5470 N. Twin City Highway Nederland, Texas 77627
(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2017, Frank Bakker, the Chief Executive Officer and a director of OCI GP LLC, the general partner (the “General Partner”) of OCI Partners LP (the “Partnership”), tendered a letter of resignation from all his positions with the General Partner to the Board of Directors (the “Board”) of the General Partner. Mr. Bakker’s resignation will be effective on May 12 and was not a result of any disagreement with the Partnership.

On May 4, 2017, the Board appointed Ahmed K. El-Hoshy as the President and Chief Executive Officer of the General Partner effective May 12, 2017.

Mr. El-Hoshy, 33, was appointed as a member of the Board in July 2016 and will continue to serve in such capacity. Mr. El-Hoshy currently serves as Chief Executive Officer of OCI N.V. in the Americas (“OCI Americas”) and will continue to serve in such capacity. Mr. El-Hoshy was previously a Director of Business Development and Investments at OCI N.V. (“OCI”) since January 2012. Mr. El-Hoshy has led or been actively involved in new investments, developments, financings and M&A transactions of the firm in North America and Europe across multiple sectors including fertilizer, methanol, and infrastructure. From 2009 to 2011, while with OCI, Mr. El-Hoshy structured a joint venture between OCI and Morgan Stanley focusing on infrastructure investments in the Middle East and Africa. Before joining OCI, in 2008-2009, Mr. El-Hoshy was a part of Goldman Sachs’ investment banking operations in Dubai, as well as the Special Situations Group focusing on balance sheet investments for the bank in the Middle East and Africa. Mr. El-Hoshy began his career in Goldman Sachs’ Leveraged Finance group in New York in 2006, where he structured and executed leveraged buyouts and recapitalizations, with a particular focus on industrial and natural resource-related clients. There are no arrangements or understandings between Mr. El-Hoshy and any other person pursuant to which Mr. El-Hoshy was selected as an officer. Mr. El-Hoshy does not have any family relationship with any director or executive officer of the General Partner or any person chosen by the General Partner to become a director or executive officer. There have not been any transactions since the beginning of the Partnership’s last fiscal year, nor are there any proposed transactions, in which the Partnership was or is to be a participant involving amounts exceeding $120,000 and in which Mr. El-Hoshy had or will have a direct or indirect material interest.

Mr. Bakker’s resignation has created a vacancy in our Board. OCI USA Inc., the sole member of the General Partner and an indirect, wholly-owned subsidiary of OCI, has made no decision regarding the filling of the vacancy at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP

By: OCI GP LLC, its general partner

Dated: May 5, 2017	By:	/s/ Fady Kiama
Fady Kiama
Chief Financial Officer